Fourth Quarter Fiscal Year 2020 Earnings Presentation November 19, 2020 Nasdaq: OCSL Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Fund Advisors, LLC (“Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; the ability of Oaktree and its affiliates to attract and retain highly talented professionals; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2020. Other factors that could cause actual results to differ materially include: changes or potential disruptions in our operations, the economy, financial markets or political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; general considerations associated with the COVID-19 pandemic; the ability of the parties to consummate the two-step merger (the “Mergers”) of Oaktree Strategic Income Corporation (“OCSI”) with and into OCSL on the expected timeline, or at all; the ability to realize the anticipated benefits of the Mergers; the effects of disruption on our business from the proposed Mergers; the combined company’s plans, expectations, objectives and intentions, as a result of the Mergers; any potential termination of the Merger Agreement; the actions of our stockholders or the stockholders of OCSI with respect to the proposals submitted for their approval in connection with the Mergers; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Additional Information and Where to Find It In connection with the Mergers, OCSI and OCSL plan to file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”), and OCSL plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of OCSL. The Joint Proxy Statement and the Registration Statement will each contain important information about OCSI, OCSL, the Mergers and related matters. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF OCSI AND OCSL ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OCSI, OCSL, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by OCSI, from OCSI’s website at http://www.oaktreestrategicincome.com and, for documents filed by OCSL, from OCSL’s website at http://www.oaktreespecialtylending.com. Participants in the Solicitation OCSI, its directors, certain of its executive officers and certain employees and officers of Oaktree and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Mergers. Information about the directors and executive officers of OCSI is set forth in its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on January 13, 2020. OCSL, its directors, certain of its executive officers and certain employees and officers of Oaktree and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Mergers. Information about the directors and executive officers of OCSL is set forth in its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on January 13, 2020. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OCSI and OCSL stockholders in connection with the Mergers will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above. No Offer or Solicitation This presentation is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this presentation is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in OCSI, OCSL or in any fund or other investment vehicle managed by Oaktree or any of its affiliates. Unless otherwise indicated, data provided herein are dated as of September 30, 2020.

Accomplishments for the Fiscal Year Ended September 30, 2020 Strong new investment activity Solid portfolio performance amid challenging market environment Expanded capital structure capacity and reduced cost of funding ($ in millions, at fair value) NAV Per Share Originations Activity Capital Structure Evolution1 Key Accomplishments 1 2 3 NAV rebound: 98% of NAV as of December 31, 2020 $161 million unsecured notes: 6.0% wtd. avg. interest rate $300 million unsecured notes: 3.5% interest rate 1 On October 28, 2020, the Company increased the size of its credit facility by $75 million to $775 million in connection with its exercise of the accordion feature. ($ in millions)

Highlights for the Quarter Ended September 30, 2020 Adjusted Net Investment Income1 $0.17 per share for the quarter ended September 30, 2020, up as compared to $0.12 for the quarter ended June 30, 2020, primarily reflecting higher make-whole interest income, original issue discount acceleration and prepayment fees resulting from investment exits GAAP net investment income was $0.17 per share for the quarter ended September 30, 2020 Dividend Declared a cash distribution of $0.11 per share, an increase of 5% ($0.005 per share) from the prior distribution; second consecutive quarter with a distribution increase Distribution will be payable on December 31, 2020 to stockholders of record as of December 15, 2020 Net Asset Value $6.49 per share as of September 30, 2020, up 6.5% as compared to $6.09 as of June 30, 2020 Increase primarily due to unrealized gains resulting from price increases on liquid debt investments and the impact of tighter credit spreads on private investment valuations, realized gains on equity investments and undistributed net investment income Investment Activity $148 million of new investment commitments; 10.6% weighted average yield on new debt investments $146 million of new investment fundings and received $184 million of proceeds from prepayments, exits, other paydowns and sales Investment Portfolio $1.6 billion at fair value diversified across 113 portfolio companies 8.3% weighted average yield on debt investments as of September 30, 2020, up as compared to 8.1% as of June 30, 2020 0.1% non-accruals at fair value in two portfolio companies as of September 30, 2020, down from 0.2% in three companies as of June 30, 2020 Capital Structure & Liquidity 0.78x total debt to equity ratio; 0.74x net debt to equity ratio $715 million total debt outstanding Strong liquidity with $39 million of cash and $285 million of undrawn capacity on credit facility; $158 million of unfunded commitments, $94 million of which are eligible to be drawn2 1See page 22 for a description of this non-GAAP measure and a reconciliation from net investment income per share to adjusted net investment income per share. 2Approximately $63.5 million of unfunded commitments were ineligible to be immediately drawn due to certain milestones that must be met by portfolio companies.

Recent Developments OCSL – OCSI Merger Agreement On October 28, 2020, the Company entered into an agreement to merge with OCSI, an affiliated business development company managed by Oaktree, with the Company as the surviving company Under the terms of the proposed merger, OCSI shareholders will receive an amount of the Company’s common stock with a NAV equal to the NAV of shares of OCSI common stock that they hold at the time of closing The transaction is subject to approval by OCSL and OCSI stockholders and other customary closing conditions. Assuming these conditions are satisfied, the transaction is expected to close in the first calendar quarter of 2021 The combined company will trade under the ticker symbol “OCSL” on the Nasdaq Global Select Market Management Fee Waiver In connection with the entry into the merger agreement described above, Oaktree has agreed to waive $750,000 of base management fees payable in each of the eight quarters immediately following the closing of the Mergers (for an aggregate waiver of $6.0 million of base management fees) Credit Facility Upsize On October 28, 2020, the Company increased the size of its credit facility by $75 million to $775 million in connection with its exercise of the accordion feature

Portfolio Summary as of September 30, 2020 (As % of total portfolio at fair value; $ in millions) (As % of total portfolio at fair value) Portfolio Composition Top Ten Industries2,3 Portfolio Characteristics Note:Numbers may not sum due to rounding. 1Excludes negative EBITDA borrowers, investments in aviation subsidiaries, investments in structured products and recurring revenue software investments. 2Based on GICS sub-industry classification. 3Excludes multi-sector holdings, which is primarily composed of investments in Senior Loan Fund JV I (“Kemper JV”), a joint venture that invests primarily in middle market and other corporate debt securities. $1.6 billion Total Investments 113 Portfolio Companies 8.3% Weighted Average Yield on Debt Investments $131 million Median Debt Portfolio Company EBITDA1 84% Senior Secured Debt Investments 0.1% Non-Accruals (At fair value)

Portfolio Diversity OCSL’s portfolio is diverse across borrowers and industries (As % of total portfolio at fair value) Portfolio by Industry1 Diversity by Investment Size Top 10 Investments 23% Next 15 Investments 24% Remaining 87 Investments 46% Kemper JV 7% As of September 30, 2020 Note:Numbers may not sum due to rounding. 1 Based on GICS industry classification. Industry % of Portfolio Software 11.5% IT Services 8.9% Pharmaceuticals 6.6% Health Care Providers & Services 6.5% Biotechnology 6.1% Chemicals 4.6% Insurance 4.1% Oil, Gas & Consumable Fuels 3.5% Real Estate Management & Development 3.5% Diversified Financial Services 3.4% Personal Products 3.2% Entertainment 2.8% Remaining 28 Industries 27.8% Kemper JV 7.5% (As % of total portfolio at fair value)

Portfolio Originations New Investment Highlights (As % of new investment commitments; $ in millions) New Investment Composition ($ in millions) Historical Funded Originations and Exits Note:Numbers rounded to the nearest million or percentage point and may not sum as a result. 1 New funded investments includes drawdowns on existing revolver commitments. 2Investment exits includes proceeds from prepayments, exits, other paydowns and sales. 1 2 $148 million New Investment Commitments $146 million New Investment Fundings 10.6% Weighted Average Yield on New Debt Commitments 100% Also Held by Other Oaktree Funds $141 million New Investment Commitments in New Portfolio Companies $7 million New Investment Commitments in Existing Portfolio Companies

Originations Detail ($ in millions) New Investment Commitment Detail by Month Security Type Market Month Investment Commitments Number of Deals First Lien Second Lien Unsecured & Other Private Placement Primary (Public) Secondary (Public) Secondary Purchase Price January $112 6 $105 $6 $ - $87 $22 $2 95% February 43 4 8 15 20 - 35 8 88% March 118 33 96 - 22 54 - 64 82% Total 2Q2020 $273 39 $210 $21 $42 $141 $58 $75 83% April $125 11 $64 $7 $54 $88 $23 $14 73% May 67 5 47 0 20 - 46 21 74% June 69 2 66 1 2 66 2 1 92% Total 3Q2020 $261 18 $177 $8 $76 $154 $71 $35 74% July $51 3 $26 $25 $ - $42 $9 $ - - % August 57 5 57 - - 8 47 2 96% September 40 3 40 - * 40 * - - % Total 4Q2020 $148 10 $123 $25 $0.5 $90 $57 $2 96% Note:Numbers may not sum due to rounding, excludes any positions originated, purchased and sold within the same quarter. *Less than $1 million.

9% of Portfolio2 63% of Portfolio2 Note:Numbers may not sum due to rounding. 1Excludes equity positions in non-accrual debt positions and equity in aviation entities. 2Excludes investments in the Kemper JV. Non-Core Investment Portfolio Detail Non-Core Investment Portfolio Characteristics Private Loans $58 million at fair value in four companies Average debt price: 95.2% Equity Investments1 $55 million at fair value in 21 companies and limited partnership interests in two third-party managed funds Exited a $3 million equity investment during the quarter; received $1.2 million of proceeds above June 30, 2020 fair value Aviation $13 million at fair value in one aircraft Non-Accruals $1.6 million at fair value in two companies Average debt price: 6.5% (At fair value; $ in millions) Non-Core Portfolio Composition Non-Core Portfolio Progression $128 Non-Core Portfolio: 86% reduction since September 30, 2017 (At fair value; $ in millions)

Net Asset Value Per Share Bridge Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. 1Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 1 1

Financial Highlights 1See page 22 for a description of this non-GAAP measure and a reconciliation from net investment income per share to adjusted net investment income per share. 2Net of unamortized financing costs. ($ in thousands, except per share amounts) As of 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 GAAP Net Investment Income per Share $0.17 $0.12 $0.16 $0.06 $0.12 Adjusted Net Investment Income per Share1 $0.17 $0.12 $0.12 $0.10 $0.12 Net Realized and Unrealized Gains (Losses), Net of Taxes per Share $0.33 $0.73 $(1.33) $0.04 $(0.02) Earnings (Loss) per Share $0.50 $0.85 $(1.17) $0.10 $0.10 Distributions per Share $0.105 $0.095 $0.095 $0.095 $0.095 NAV per Share $6.49 $6.09 $5.34 $6.61 $6.60 Weighted Average Shares Outstanding 140,961 140,961 140,961 140,961 140,961 Investment Portfolio (at Fair Value) $1,573,851 $1,561,153 $1,392,187 $1,467,627 $1,438,042 Cash and Cash Equivalents $39,096 $50,728 $89,509 $21,527 $15,406 Total Assets $1,640,712 $1,647,567 $1,501,627 $1,516,600 $1,481,038 Total Debt Outstanding2 $709,315 $761,002 $698,686 $536,468 $473,367 Net Assets $914,879 $859,063 $752,224 $931,082 $930,630 Total Debt to Equity Ratio 0.78x 0.89x 0.94x 0.58x 0.51x Net Debt to Equity Ratio 0.74x 0.83x 0.82x 0.56x 0.49x Weighted Average Interest Rate on Debt Outstanding 2.7% 2.7% 3.1% 4.5% 4.8%

OAKTREE
OCSL | Specialty Lending Corporation

Portfolio Highlights

	As of				
($ in thousands; at fair value)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Investments at Fair Value	$1,573,851	$1,561,153	$1,392,187	$1,467,627	$1,438,042
Number of Portfolio Companies	113	119	128	106	104
Average Portfolio Company Debt Investment Size	$15,800	$14,600	$11,900	$15,300	$15,300
Asset Class:					
First Lien	62.3%	61.3%	62.3%	56.7%	53.5%
Second Lien	21.7%	19.6%	19.7%	22.8%	25.1%
Unsecured Debt	4.2%	7.2%	5.8%	4.8%	5.7%
Equity	4.1%	4.7%	5.5%	6.7%	6.7%
Limited Partnership Interests	0.2%	0.2%	0.2%	0.2%	0.2%
Kemper JV	7.5%	7.0%	6.6%	8.8%	8.8%
Interest Rate Type for Debt Investments:					
% Floating-Rate	88.3%	86.2%	90.6%	90.6%	89.8%
% Fixed-Rate	11.7%	13.8%	9.4%	9.4%	10.2%
Yields:					
Weighted Average Yield on Debt Investments[1]	8.3%	8.1%	8.0%	8.6%	8.9%
Cash Component of Weighted Average Yield on Debt Investments	7.0%	6.9%	6.9%	7.8%	8.1%
Weighted Average Yield on Total Portfolio Investments[2]	7.8%	7.6%	7.5%	7.9%	8.2%

Note: Numbers may not sum due to rounding.

[1] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on debt investments in the Kemper JV.*

[2] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on debt investments in the Kemper JV.*

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Investment Activity ($ in thousands) As of 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 New Investment Commitments $148,500 $260,500 $272,900 $134,200 $138,400 New Funded Investment Activity1 $146,300 $198,500 $251,700 $136,200 $128,500 Proceeds from Prepayments, Exits, Other Paydowns and Sales $184,200 $127,800 $154,500 $97,000 $139,000 Net New Investments2 $(37,900) $70,700 $97,200 $39,200 $(10,500) New Investment Commitments in New Portfolio Companies 8 10 32 9 5 New Investment Commitments in Existing Portfolio Companies 3 8 8 3 4 Portfolio Company Exits 12 19 10 7 7 Weighted Average Yield at Cost on New Debt Investment Commitments 10.6% 10.5% 7.9% 8.1% 7.7% 1New funded investment activity includes drawdowns on existing revolver commitments. 2Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

Capital Structure Overview ($ in millions) (As % of total funding sources) ($ in millions) Funding Sources and Key Highlights Funding Sources by Type Maturity Profile of Liabilities Committed Principal Outstanding Interest Rate Maturity Credit Facility $7001 $415 LIBOR+2.00%2 2/25/2024 2025 Notes 300 300 3.500% 2/25/2025 Cash and Cash Equivalents - (39) - - Total $1,000 $676 As of September 30, 2020 Note:As of September 30, 2020, we have analyzed cash and cash equivalents, availability under our credit facility, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believe our liquidity and capital resources are sufficient to take advantage of market opportunities in the current economic climate. Numbers may not sum due to rounding. 1On October 28, 2020, the Company increased the size of its credit facility by $75 million to $775 million in connection with its exercise of the accordion feature. 2Interest rate spread can increase up to 2.75% depending on the senior coverage ratio and our Obligor’s Net Worth. Target Leverage Ratio: 0.85x to 1.00x debt-to-equity Diverse and flexible funding sources with no near-term debt maturities Unsecured debt represented 42% of principal outstanding as of September 30, 2020 Next scheduled maturity is in 2024 Investment grade rated by Moody’s and Fitch On October 28, 2020, expanded total commitments under the credit facility by $75 million; $775 million in total commitments pro forma for the expansion

Funding and Liquidity Metrics Leverage Utilization Liquidity Rollforward 1Includes unfunded commitments ineligible to be drawn due to certain limitations in credit agreements. 2As of September 30, 2020, we have analyzed cash and cash equivalents, availability under our credit facility, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believe our liquidity and capital resources are sufficient to take advantage of market opportunities in the current economic climate. 3/31/2020 6/30/2020 9/30/2020 Credit Facility Committed $700 $700 $700 Credit Facility Drawn (405) (467) (415) Cash and Cash Equivalents 90 51 39 Total Liquidity 385 284 324 Total Unfunded Commitments (92) (155) (158) Unavailable Unfunded Commitments1 31 79 64 Adjusted Liquidity $324 $208 $230 ($ in millions) 3/31/2020 6/30/2020 9/30/2020 Cash $90 $51 $39 Net Assets $752 $859 $915 Net Leverage 0.82x 0.83x 0.74x Total Leverage 0.94x 0.89x 0.78x ($ in millions) Ample liquidity to support funding needs2

Joint Venture Summary ($ in millions; at fair value) ($ in millions; at fair value) (As % of total portfolio at fair value) OCSL’s Joint Venture with Kemper Corporation Portfolio Summary Joint Venture Structure Debt Portfolio Top Ten Industries1 As of September 30, 2020 1Based on GICS sub-industry classification. Primarily invests in senior secured loans of middle market companies as well as other corporate debt securities Joint venture structure Equity ownership: 87.5% OCSL and 12.5% Kemper Shared voting control: 50% OCSL and 50% Kemper Funded by $250 million credit facility: 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Total Investments $299 $291 $300 $330 First Lien 94% 94% 94% 92% Second Lien & Other 6% 6% 6% 8% Number of Port. Companies 56 53 53 51 Average Investment Size $5 $5 $5 $6 Non-Accruals 0.4% 0.3% 0.0% 0.0% Wt. Avg. Debt Portfolio Yield 5.6% 5.6% 5.5% 6.5% Leverage Ratio 1.3x 1.4x 1.8x 1.3x Credit Facility $168 Investment Portfolio $299 OCSL $117 (87.5%) Other Assets & Unsettled Trades $3 Kemper $17 (12.5%) ($ in millions) Committed Principal Outstanding Interest Rate Maturity Credit Facility $250 $168 LIBOR + 2.1% June 2026 Current Leverage Ratio: 1.3x debt-to-equity Target Leverage Ratio: 1.5x to 2.0x debt-to-equity

Opportunities to Increase Return on Equity As of September 30, 2020 1For senior secured loans that have a cost basis above 92.5%. 2Subject to borrowing base and other limitations. We believe OCSL is well-positioned to enhance return on equity 1 Rotate into higher-yielding, proprietary investments Operate within target leverage range of 0.85x-1.00x debt-to-equity Continued optimization of the Kemper JV $145 million at fair value ($149 million par value) of senior secured loans priced at or below LIBOR + 4.50%1 as of September 30, 2020 Opportunistically sold $57 million of lower yielding senior secured loans during the quarter ended September 30, 2020 $148 million of new investment commitments had a weighted average yield of 10.6% during the quarter ended September 30, 2020 0.78x total debt to equity; 0.74x net debt to equity $285 million of undrawn capacity under credit facility2 Would need to utilize approximately $130 million of additional borrowings to reach the mid-point of target leverage range (0.925x) 1.3x total debt to equity, slightly below target leverage range of 1.5x to 2.0x $82 million of undrawn capacity on senior revolving credit facility2 2 3

Appendix

Illustrative OCSL-OCSI Merger Consideration Merger Consideration Highlights Illustrative Example1 OCSI OCSL Combined Total NAV $266.7 $914.9 $1,181.6 Shares Outstanding 29.5 141.0 182.1 NAV Per Share $9.05 $6.49 $6.49 Total merger consideration will be based on the NAVs of OCSL and OCSI determined within 48 hours of closing OCSL to acquire 100% of OCSI in a stock-for-stock transaction, with shares to be exchanged on a NAV-for-NAV basis Merger will result in an ownership split of the combined company proportional to each of OCSL’s and OCSI’s respective NAVs At closing, NAV used in determining the exchange ratio will reflect transaction expenses and any tax-related distributions 1Based on NAVs as of September 30, 2020. NAVs do not include the impact of expenses related to the merger or any tax-related distributions. OCSI NAV Per Share $9.05 OCSL NAV Per Share $6.49 Exchange Ratio 1.39 ($ and share amounts in millions, except per share data)

OAKTREE
OCSL | Specialty Lending Corporation

OCSL & OCSI Comparison

Portfolio and Balance Sheet Metrics

(At fair value, $ in thousands)

	OCSL	OCSI	Combined
Portfolio:			
Investments at Fair Value	$1,573,851	$502,293	**$2,076,145**
Top 10 Investments[1] (%)	23%	24%	**20%**
Number of Portfolio Companies	113	78	**141**
First Lien (%)	62%	86%	**68%**
Second Lien (%)	22%	4%	**17%**
Unsecured (%)	4%	-	**3%**
Equity (%)	4%	0.5%	**3%**
Joint Venture Interests (%)	7%	10%	**8%**
Non-Accruals at Fair Value (% of debt portfolio)	0.1%	0.0%[2]	**0.1%**
Debt Investment Overlap[1] ($)	$727,907	$258,604	
Debt Investment Overlap[1] (%)	52%	57%	
Balance Sheet:			
Total Assets	$1,640,712	$544,370	**$2,185,082**
Cash and Cash Equivalents	$39,096	$25,073	**$64,169**
Total Debt Outstanding[3]	$709,315	$267,586	**$976,901**
Net Assets	$914,879	$266,681	**$1,181,560**
Total Debt to Equity Ratio	0.78x	1.00x	**0.83x**
Net Debt to Equity Ratio	0.74x	0.91x	**0.78x**
Unsecured Borrowings[3] (%)	42%	-	**30%**
Weighted Average Interest Rate on Debt Outstanding	2.7%	2.6%	**2.7%**

As of September 30, 2020

1 *Excludes investments in the Kemper JV and OCSI Glick JV LLC (the "Glick JV").*

2 *Excludes OCSI's investment in the Glick JV, which was restructured during the quarter ended March 31, 2020 and placed on non-accrual status. Including the Glick JV, non-accruals represented 9.8% of the debt portfolio at fair value as of September 30, 2020.*

3 *Net of unamortized financing costs.*

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Historical Statement of Operations ($ in thousands, except per share amounts) For the three months ended 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Interest income $37,153 $30,112 $29,898 $28,405 $30,662 PIK interest income 2,573 2,183 1,946 1,161 1,187 Fee income 3,571 1,827 2,050 1,071 2,550 Dividend income 302 281 277 323 114 Total investment income 43,599 34,403 34,171 30,960 34,513 Base management fee 6,005 5,988 5,295 5,607 5,496 Part I incentive fees 5,206 3,556 3,444 2,988 3,545 Part II incentive fees - - (6,608) 1,051 (403) Interest expense 6,133 6,406 7,215 6,535 6,960 Other operating expenses1 1,710 1,683 1,984 1,743 1,799 Total expenses 19,054 17,633 11,330 17,924 17,397 Reversal of fees waived - - - 5,200 841 Net expenses 19,054 17,633 11,330 23,124 18,238 GAAP net investment income 24,545 16,770 22,841 7,836 16,275 Net realized and unrealized gains (losses) 45,915 103,393 (188,308) 6,167 (1,961) Provision for income tax (expense) benefit 157 68 1,705 (160) (343) Net increase/decrease in net assets resulting from operations $70,617 $120,231 $(165,467) $13,843 $13,971 Adjusted net investment income2 $24,545 $16,770 $16,233 $14,087 $16,713 1Includes professional fees, directors fees, administrator expenses and general and administrative expenses. 2See page 22 for a description of this non-GAAP measure and a reconciliation from net investment income to adjusted net investment income.

Reconciliation of Adjusted Net Investment Income ($ in thousands, except per share amounts) As of 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 GAAP net investment income $24,545 $16,770 $22,841 $7,836 $16,275 Part II incentive fee (net of waivers) - - (6,608) 6,251 438 Adjusted net investment income $24,545 $16,770 $16,233 $14,087 $16,713 Per share: GAAP net investment income $0.17 $0.12 $0.16 $0.06 $0.12 Part II incentive fee (net of waivers) - - (0.05) 0.04 0.00 Adjusted net investment income $0.17 $0.12 $0.12 $0.10 $0.12 Notes: On a supplemental basis, the Company is disclosing adjusted net investment income and per share adjusted net investment income, each of which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with U.S. GAAP (“non-GAAP”). Adjusted net investment income represents net investment income, excluding capital gains incentive fees ("Part II incentive fee"). The Company's management uses this non-GAAP financial measure internally to analyze and evaluate financial results and performance and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to capital gains incentive fees. The Company’s investment advisory agreement provides that a capital gains-based incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital appreciation) to the extent such realized capital gains exceed realized capital losses and unrealized capital depreciation on a cumulative basis. Refer to Note 11 – Related Party Transactions in our Quarterly Report on Form 10-Q for further discussion. The Company believes that adjusted net investment income is a useful performance measure because it reflects the net investment income produced on the Company's investments during a period without giving effect to any changes in the value of such investments and any related capital gains incentive fees between periods. The presentation of adjusted net investment income is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation. Numbers may not sum due to rounding.

Contact: Michael Mosticchio, Investor Relations ocsl-ir@oaktreecapital.com